As filed with the Securities and Exchange Commission on February 27, 2009
Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 VALLEY NATIONAL BANCORP
(Exact Name of Registrant as Specified in Its Charter)

New Jersey	22-2477875
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

1455 Valley Road
Wayne, New Jersey 07470
(973) 305-8800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gerald H. Lipkin, Chairman, President and Chief Executive Officer
1455 Valley Road
Wayne, New Jersey 07470
(973) 305-8800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ronald H. Janis, Esq.
Michael T. Rave, Esq.
Day Pitney LLP
7 Times Square
New York, New York 10036
(212) 297-5800

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large Accelerated Filer ☒	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Valley National Bancorp:
Common Stock, no par value	$0(1)	$0(1)	$0(1)	$0(2)
Preferred Stock, no par value	$0(1)	$0(1)	$0(1)	$0(2)
Warrants	$0(1)	$0(1)	$0(1)	$0(2)
Units	$0(1)	$0(1)	$0(1)	$0(2)

(1)	The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement.

(2)
An indeterminate amount of securities are being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act, Valley National Bancorp hereby defers payment of the registration fee required in connection with this registration statement. In connection with the securities offered hereby, Valley National Bancorp will pay “pay-as-you-go” registration fees in accordance with Rule 456(b).

VALLEY NATIONAL BANCORP

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered.  The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.  You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange and trades under the sumbol “VLY”.

These securities have not been approved or disapproved by the SEC or any state securities commission nor have these organizations determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

These securities will be our equity securities or our unsecured obligations and will not be savings accounts, deposits or other obligations of any banking or non-banking subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.  Investing in our securities involves risks.  You should carefully review the information contained in this prospectus under the heading “Risk Factors” beginning on page 2 of this prospectus.

 The prospectus is dated February 27, 2009.

ABOUT THIS PROSPECTUS

References in this prospectus to “Valley,” “we,” “us” and “our” are to Valley National Bancorp. In this prospectus, we sometimes refer to the common stock, preferred stock, warrants and units collectively as “offered securities.”

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities.

General

This document is called a prospectus and is part of a registration statement that we filed with the SEC. We may from time to time offer any combination of the following securities described in this prospectus in one or more offerings:

•	common stock;

•	preferred stock;

•	warrants; and/or

•	units.

This prospectus provides you with a general description of each of the securities we may offer. Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

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When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. Neither we nor any underwriters or agents have authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of these documents.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be our affiliates. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

The prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  Because it is a summary, it does not contain all of the information that you should consider before investing in our securities.  You should read the entire prospectus carefully, including the documents we refer to and incorporate by reference, in order to understand this offering fully.  In particular, we incorporate important business and financial information into this prospectus by reference.

ABOUT VALLEY

General

Valley National Bancorp (“Valley”), a New Jersey corporation, was organized in 1983 as a holding company for Valley National Bank.  Valley indirectly owns additional subsidiaries through Valley National Bank.  Valley is registered as a bank holding company with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act.

As of December 31, 2008, Valley had:

·    consolidated assets of $14.7 billion;

·    total deposits of $9.2 billion;

·    total loans of $10.1 billion; and

·    total shareholders’ equity of $1.4 billion.

In addition to Valley’s principal subsidiary, Valley National Bank, Valley owns 100% of the voting shares of VNB Capital Trust I and GCB Capital Trust III, both used to issue trust preferred securities.

Valley’s principal executive offices and telephone number are:

1455 Valley Road
Wayne, New Jersey 07470
(973) 305-8800

Valley National Bank

Valley National Bank is a national banking association chartered in 1927 under the laws of the United States.  Currently, Valley National Bank has 195 full-service banking offices located throughout northern and central New Jersey and New York City.  The Bank provides a full range of commercial and retail banking services.  These services include, but are not limited to, the following: the acceptance of demand, savings and time deposits; extension of consumer, real estate, Small Business Administration loans and other commercial credits; equipment leasing; personal and corporate trust; and pension and fiduciary services.

Valley National Bank’s wholly-owned subsidiaries are all included in the consolidated financial statements of Valley.

These subsidiaries include:

•    a mortgage servicing company;

•    a title insurance agency;

•    asset management advisors which are SEC registered investment advisors;

•    an all-line insurance agency offering property and casualty, life and health insurance;

•    subsidiaries which hold, maintain and manage investment assets for Valley National Bank;

•    a subsidiary which owns and services auto loans;

•    a subsidiary which specializes in asset-based lending;

•    a subsidiary which offers both commercial equipment leases and financing for general aviation aircraft; and

•    a subsidiary specializing in healthcare and commercial equipment leases.

Valley National Bank’s subsidiaries also include real estate investment trust subsidiaries which own real estate-related investments and another REIT subsidiary which owns some of the real estate utilized by Valley National Bank and related real estate investments.

RISK FACTORS

An investment in Valley securities involves risks.  Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q following the most recent Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement.  The material risks and uncertainties that management believes affect Valley will be described in those documents.  In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial.  Our business, financial condition or results of operations could be materially adversely affected by any of these risks.  The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.  This prospectus is qualified in its entirety by these risk factors.

FORWARD-LOOKING STATEMENTS

This document contains and incorporates by reference certain forward-looking statements regarding the financial condition, results of operations and business of Valley.  These statements are not historical facts and include expressions about Valley’s:

•	confidence;

•	strategies and expressions about earnings;

•	new and existing programs and products;

•	relationships;

•	opportunities;

•	technology; and

•	market conditions.

You may identify these statements by looking for:

•	forward-looking terminology, like “expect,” “believe” or “anticipate;”

•	expressions of confidence like “strong” or “on-going;” or

•	similar statements or variations of those terms.

These forward-looking statements involve certain risks and uncertainties.  Actual results may differ materially from the results the forward-looking statements contemplate because of, among others, the following possibilities:

•	unanticipated changes in the financial markets and the resulting unanticipated effects on financial instruments in our investment portfolio;

•	volatility in earnings due to certain financial assets and liabilities held at fair value;

•	the occurrence of an other-than-temporary impairment to investment securities classified as available for sale or held to maturity;

•	unanticipated changes in the direction of interest rates;

•	stronger than anticipated competition from banks, other financial institutions and other companies;

•	changes in loan, investment and mortgage prepayment assumptions;

•	insufficient allowance for credit losses;

•	a higher level of net loan charge-offs and delinquencies than anticipated;

•	the inability to realize expected cost savings and synergies from recent acquisitions in the amounts and timeframe anticipated;

•	the inability to retain customers or employees acquired in recent acquisitions;

•	a decline in the economy in our primary market areas, mainly in New Jersey and New York;

•	changes in relationships with major customers;

•	changes in effective income tax rates;

•	higher or lower cash flow levels than anticipated;

•	inability to hire or retain qualified employees;

•	a decline in the levels of deposits or loss of alternate funding sources;

•	a decrease in loan origination volume;

•	a change in legal and regulatory barriers including issues related to compliance with anti-money laundering and bank secrecy act laws;

•	adoption, interpretation and implementation of new or existing accounting pronouncements;

•	the development of new tax strategies or the disallowance of prior tax strategies;

•	operational risks, including the risk of fraud by employees or outsiders and unanticipated litigation pertaining to our fiduciary responsibility;

•	passage by Congress of a law which unilaterally amends the terms of the U.S. Treasury’s investment in us in a way that adversely affects us; and

•	the inability to successfully implement new lines of business or new products and services.

Valley assumes no obligation for updating its forward-looking statements at any time.  When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus and the prospectus supplements.  You should not place undue reliance on any forward-looking statement, which speaks only as of the date made.  You should refer to our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.  See “Where You Can Find More Information” below.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we or selling securityholders may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions in this prospectus and the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” below.

We or selling securityholders may offer and sell from time to time, in one or more offerings, the following:

•	common stock;

•	preferred stock;

•	warrants exercisable for common stock or preferred stock; and/or

•	units.

DESCRIPTION OF VALLEY CAPITAL STOCK

The authorized capital stock of Valley presently consists of 190,886,088 shares of common stock and 30,000,000 shares of preferred stock, 300,000 of which have been designated Fixed Rate Cumulative Perpetual Preferred Stock, Series A.  As of December 31, 2008, 135,024,004 shares of Valley common stock and 300,000 shares of preferred stock were outstanding, along with 3,215,025 shares of common stock issuable upon the exercise of outstanding warrants and an additional number of shares of common stock issuable pursuant to officer or employee stock options.  In connection with the issuance by Valley to the U.S. Treasury of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, Valley issued to the Treasury a ten-year warrant to purchase up to 2,297,090 shares of Valley’s common stock at an exercise price of $19.59 per share.

The following is merely a summary of the terms of Valley’s capital stock.  This summary does not purport to be complete in all respects.  This description is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, a copy of which has been filed with the SEC and is also available upon request from us.

Valley is a New Jersey general business corporation governed by the New Jersey Business Corporation Act and a registered bank holding company under the Bank Holding Company Act.

Common Stock

The following description of Valley common stock describes certain general terms of Valley common stock.

Dividend Rights

Holders of Valley common stock are entitled to dividends when, as and if declared by the board of directors of Valley out of funds legally available for the payment of dividends.  The only statutory limitation is that such dividends may not be paid when Valley is insolvent.  Funds for the payment of dividends by Valley must come primarily from the earnings of Valley’s bank subsidiary.  Thus, as a practical matter, any restrictions on the ability of Valley National Bank to pay dividends will act as restrictions on the amount of funds available for payment of dividends by Valley.

As a national banking association, Valley National Bank is subject to limitations on the amount of dividends it may pay to Valley, Valley National Bank’s only shareholder.  Prior Office of the Comptroller of the Currency (“OCC”) approval is required to the extent the total dividends to be declared by Valley National Bank in any calendar year exceeds net profits for that year combined with the bank’s retained net profits from the preceding two calendar years, less any transfers to capital surplus.  Under this limitation, Valley National Bank could declare dividends in 2009 without prior approval of the OCC of up to $46.7 million plus an amount equal to Valley National Bank’s net profits for 2009 to the date of such dividend declaration.

Valley is also subject to certain Federal Reserve Board policies that may, in certain circumstances, limit its ability to pay dividends.  These policies require, among other things, that a bank holding company maintain a minimum capital base.  The Federal Reserve Board may prohibit any dividend payment that would reduce a holding company’s capital below these minimum amounts.

The dividend rights of holders of Valley common stock are qualified and subject to the dividend rights of holders of Valley preferred stock described below.

Voting Rights

At meetings of shareholders, holders of Valley common stock are entitled to one vote per share.  The quorum for shareholders’ meetings is a majority of the outstanding shares.  Generally, actions and authorizations to be taken or given by shareholders require the approval of a majority of the votes cast by holders of Valley common stock at a meeting at which a quorum is present.

Liquidation Rights

In the event of liquidation, dissolution or winding up of Valley, holders of Valley common stock are entitled to share equally and ratably in assets available for distribution after payment of debts and liabilities, subject to the rights of the holders of Valley preferred stock described below.

Assessment and Redemption

All outstanding shares of Valley common stock are fully paid and non-assessable.  Valley common stock is not redeemable at the option of the issuer or the holders thereof.

Other Matters

American Stock Transfer & Trust Company, LLC is presently both the transfer agent and the registrar for Valley common stock.  Valley common stock is traded on the New York Stock Exchange under the symbol “VLY”, and is registered with the SEC under Section 12(b) of the Exchange Act.

Fixed Rate Cumulative Perpetual Preferred Stock, Series A

The following description of Valley preferred stock describes certain general terms of Valley’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A.  Three hundred thousand of these shares of preferred stock have been authorized, and all shares of the senior preferred stock were issued to the U.S. Treasury on November 14, 2008.  These senior preferred shares have no maturity date.  The remaining 29,700,000 shares of preferred stock remain unissued blank check preferred stock.

Dividend & Repurchase Rights

The Fixed Rate Cumulative Perpetual Preferred Stock, Series A, is senior to our common stock and will pay cumulative dividends at a rate of 5% per annum until the fifth anniversary of the date of the original investment of the Treasury, November 14, 2013, and thereafter at a rate of 9% per annum.  Dividends will be payable quarterly in arrears on the fifteenth day of February, May, August, and November of each year.  Unpaid dividends are compounded (i.e. dividends are paid on the amount of unpaid dividends).

As long as the senior preferred shares are outstanding, Valley would not be able to pay dividends on any common stock shares or any preferred shares ranking pari passu with the senior preferred shares, unless all dividends on the senior preferred shares have been paid in full.

Furthermore, until the earlier of the third anniversary of the Treasury's investment or the date on which the Treasury has transferred all of the senior preferred stock to unaffiliated third parties or such stock is redeemed in full, Valley may not, without the consent of the Treasury, increase the amount of cash dividend on its common stock.  The Treasury’s consent is not required where dividends on common stock are payable solely in shares of Valley common stock.

The Treasury’s consent will be required for any repurchase of Valley common stock or other capital stock or other equity securities of Valley, or any trust preferred securities, other than repurchases of the senior preferred shares and share repurchases in connection with any employee benefit plan in the ordinary course of business consistent with past practice, until the earlier of the third anniversary of the Treasury’s investment or the date on which the senior preferred shares are redeemed in whole or the Treasury has transferred all of the senior preferred shares to unaffiliated third parties.

For as long as the Treasury continues to own any senior preferred shares, Valley may not repurchase any senior preferred shares from any other holder of such shares unless it offers to repurchase a ratable portion of the senior preferred shares then held by the Treasury on the same terms and conditions.

Conversion

Holders of the senior preferred shares have no right to exchange or convert such shares into any other securities of Valley.

Voting Rights

The senior preferred shares are non-voting shares, other than class voting rights granted under New Jersey law and class voting rights on (i) any authorization or issuance of shares ranking senior to the senior preferred shares; (ii) any amendment to the rights of the senior preferred shares, or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the senior preferred shares.  If dividends on the senior preferred shares as described above are not paid in full for six dividend periods, whether or not consecutive, the senior preferred shareholders would have the right to elect two directors. The right to elect directors would cease when all unpaid dividends (including compounded dividends) have been paid in full.

Liquidation Rights

The senior preferred shares have a liquidation preference of $1,000 per share.  In the event of liquidation, dissolution or winding up of Valley, holders of the Valley preferred stock are entitled to receive full payment of the liquidation amount per share and the amount of any accrued and unpaid dividends, before any distribution of assets or proceeds is made to the holders of Valley common stock.

Redemption

Valley may redeem the senior preferred shares three years after the date of the Treasury’s investment, or earlier if it raises in an equity offering net proceeds equal to the amount of the senior preferred shares to be redeemed.  It must raise proceeds equal to at least 25% of the issue price of the senior preferred shares to redeem any senior preferred shares prior to the end of the third year.  The redemption price is equal to the sum of the liquidation amount per share and any accrued and unpaid dividends on the senior preferred shares up to, but excluding, the date fixed for redemption.  Notwithstanding the foregoing limitations, under the American Recovery and Reinvestment Act of 2009, which became law on February 17, 2009, the Treasury may, after consultation with Valley’s federal regulator, permit Valley at any time to redeem the senior preferred shares.  Upon such redemption, the Treasury will liquidate at the current market price the warrant that Valley issued to the Treasury.

Other Matters

The senior preferred shares are freely transferable.  The senior preferred shares are not subject to any mandatory redemption, sinking fund or other similar provisions.

“Blank Check” Preferred Stock

The remaining 29,700,000 unissued shares of preferred stock are typically referred to as “blank check” preferred stock.  This term refers to stock for which the rights and restrictions are determined by the board of directors of a corporation.  Except in limited circumstances, Valley’s certificate of incorporation authorizes the Valley board of directors to issue new shares of Valley common stock or preferred stock without further shareholder action.

The issuance of additional common or preferred stock may be viewed as having adverse effects upon the holders of common stock.  Holders of Valley’s common stock will not have preemptive rights with respect to any newly issued stock.  The Valley board could adversely affect the voting power of holders of Valley stock by issuing shares of preferred stock with certain voting, conversion and/or redemption rights.  In the event of a proposed merger, tender offer or other attempt to gain control of Valley that the board of directors does not believe to be in the best interests of its shareholders, the board could issue additional preferred stock which could make any such takeover attempt more difficult to complete.  Blank check preferred stock may also be used in connection with the issuance of a shareholder rights plan, sometimes called a poison pill.  The board of directors of Valley has not approved any plan to issue preferred stock for this purpose.  The Valley board of directors does not intend to issue any preferred stock except on terms that the board deems to be in the best interests of Valley and its shareholders.

Terms of the Preferred Stock That We May Offer and Sell to You

You should refer to the prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:

•	the title and stated value of the preferred stock being offered;

•	the number of shares of preferred stock being offered, their liquidation preference per share and their purchase price;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered;

•	the number of shares of preferred stock being offered, their liquidation preference per share and their purchase price;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock being offered will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock being offered;

•	the provisions for a sinking fund, if any, for the preferred stock being offered;

•	the provisions for redemption, if applicable, of the preferred stock being offered;

•	any listing of the preferred stock being offered on any securities exchange or market;

•
the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange price, or the manner of calculating the conversion or exchange price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

•	voting rights, if any, of the preferred stock being offered;

•	whether interests in the preferred stock being offered will be represented by depositary shares and, if so, the terms of those shares;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Valley;

•
any limitations on the issuance of any class or series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Valley; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock being offered.

Ranking

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of Valley, rank:

•	senior to all classes or series of our common stock and to all equity securities the terms of which specifically provide that the equity securities rank junior to the preferred stock being offered;

•
equally with our Series A Fixed Rate Cumulative Perpetual Preferred Stock and all equity securities issued by us other than our common stock and preferred stock and other equity securities which by their terms rank junior to or senior to the preferred stock being offered; and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities rank senior to the preferred stock being offered.

For purposes of this subheading, the term “equity securities” does not include convertible debt securities.

Distributions

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to stockholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors.  Distributions on any class or series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a distribution payable on a distribution payment date on any class or series of preferred stock for which distributions are non-cumulative, then the holders of that class or series of preferred stock will have no right to receive a distribution in respect of the distribution period ending on that distribution payment date, and we will have no obligation to pay the distribution accumulated for that period, whether or not distributions on that series are declared payable on any future distribution payment date.

If any shares of the preferred stock of any class or series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of the class or series for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this prospectus with respect to class or series of preferred stock means that:

•
if the class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period, or

•
if the class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking equally as to dividends with the preferred stock of the class or series, all dividends declared upon shares of preferred stock of the class or series and any other class or series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the class or series and the other class or series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the class or series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other class or series of preferred stock bear to each other. No interest, sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the class or series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Valley, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior or equally with the preferred stock of the class or series as to dividends or upon liquidation, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the class or series as to dividends or upon liquidation, dissolution or winding-up of Valley be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Valley.

Any dividend payment made on shares of a class or series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the class or series which remains payable.

Redemption

The terms on which any series of preferred stock may be redeemed will be in the relevant prospectus supplement.  All shares of preferred stock that Valley redeems, purchases or acquires, including shares surrendered for conversion or exchange, will be cancelled and restored to the status of authorized but unissued shares of preferred stock unless otherwise provided in the amendment to the certificate of incorporation creating the class or series of preferred stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Valley, then, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of Valley, the holders of each series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets. If, upon the voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions will have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.  For those purposes, the consolidation or merger of Valley with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of Valley, will not be deemed to constitute a liquidation, dissolution or winding up of Valley.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law, or as otherwise provided in the certificate of designation or the resolutions establishing such series and as indicated in the applicable prospectus supplement.

Under the New Jersey Business Corporation Act, holders of outstanding shares of a series or class of preferred stock may be entitled to vote as a separate class on a proposed amendment to the terms of that series or class of preferred stock or our certificate of incorporation, if the amendment would:

1.	exclude or limit their right to vote on any matter;

2.	limit or deny their existing preemptive rights;

3.	cancel or otherwise adversely affect dividends which have accrued but have not been declared;

4.	create a new class or series of stock having superior rights or preferences or increase the rights or preferences of any other class or series of stock; or

5.	alter or change the powers, preferences or special rights of the shares of such class in certain specified ways so as to subordinate them or affect them adversely.

Conversion Rights

The terms and conditions, if any, upon which any class or series of preferred stock are convertible into or exchangeable for other securities or rights of Valley or other issuers  will be set forth in the applicable prospectus supplement relating to the preferred stock.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our common stock or preferred stock or units of two or more of these types of securities, which are collectively referred to in this prospectus as “underlying warrant securities.” We may issue warrants independently or together with any underlying warrant securities and such warrants may be attached to or separate from those underlying warrant securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as more fully described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will contain a description of the following terms:

•	the title of the warrants;

•	the designation, amount and terms of the underlying warrant securities for which the warrants are exercisable;

•	the designation and terms of the underlying warrant securities, if any, with which the warrants are to be issued and the number of warrants issued with each underlying warrant security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the underlying warrant securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•
the currency or currencies, and/or the securities (if any), in which the exercise price of the warrants may be payable; and, if the exercise price is payable in whole or in part with securities, the basis for determining the amount or number of such securities to be provided as such payment;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms, including terms, procedures and limitations relating to the exercise and exchange of the warrants.

Each warrant will entitle its holder to purchase, for cash and/or securities (as will be specified in the applicable prospectus supplement), the amount or number of shares of preferred stock, or shares of common stock, at the exercise price, as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Holders of warrants may exercise their respective warrants as set forth in the prospectus supplement relating to such warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the underlying warrant securities purchasable upon exercise of the warrants. If a holder exercises less than all of the warrants represented by the warrant certificate, the warrant agent will issue a new warrant certificate for the remaining warrants.

Prior to the exercise of any warrants to purchase securities, including shares of preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the underlying warrant securities.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable warrant agreement and warrant certificate relating to the warrants because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information” below.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or book entry form.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the units. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” below.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities for general corporate purposes, including:

•	redemption of the Series A Fixed Rate Cumulative Perpetual Preferred Stock;

•	refinancing, reduction or repayment of debt;

•	investments in Valley National Bank and our other subsidiaries as regulatory capital;

•	financing of possible acquisitions;

•	expansion of the business; and

•	investments at the holding company level.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

Pending the application of the net proceeds, we expect to temporarily invest the proceeds from the sale of offered securities in short-term obligations.

We will not receive proceeds from sales of securities by selling securityholders except as otherwise stated in an applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

No shares of our senior preferred stock, or any other class of preferred stock, were outstanding during the years ended December 31, 2007, 2006, 2005 and 2004, and we did not pay dividends on preferred stock during these periods or during the year ended December 31, 2008.  Consequently, the ratios of earnings to fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges for the periods shown below.  The ratios of earnings to fixed charges for years ended December 31, 2008, 2007, 2006, 2005 and 2004 are as follows:

Consolidated Ratios of Earnings to Fixed Charges

	Year Ended December 31,
	2008	2007	2006	2005	2004
Excluding interest on deposits	1.73	2.50	2.56	3.17	3.90
Including interest on deposits	1.35	1.59	1.64	2.00	2.54

Note: The ratio of earnings to fixed charges is calculated by adding income before income taxes plus fixed charges and dividing that sum by fixed charges.

SALES BY SELLING SECURITYHOLDERS

Selling securityholders may use this prospectus in connection with the resale of securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of securities. We will not receive any proceeds from sales by selling securityholders.

PLAN OF DISTRIBUTION

Valley or the selling securityholders may sell the offered securities:

•	directly to purchasers,

•	through agents,

•	through dealers,

•	through underwriters,

•	directly to its stockholders, or

•	through a combination of any of these methods of sale.

The prospectus supplement relating to a series of the offered securities will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to Valley or selling securityholder from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the offered securities may be listed.

Valley or the selling securityholders may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to the prevailing market prices, or

•	at negotiated prices.

Offerings of securities covered by this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of the NYSE or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on the NYSE or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

In addition, we may sell some or all of the securities covered by this prospectus through:

•
purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; and/or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Valley or a selling securityholder may directly solicit offers to purchase offered securities. Agents designated by Valley or a selling securityholder from time to time may also solicit offers to purchase offered securities. Any agent designated by Valley or a selling securityholder, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Valley or a selling securityholder to such agent will be set forth in the prospectus supplement.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, Valley or the selling securityholder will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is, or underwriters are, used in the sale, Valley or a selling securityholder (if any) will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from Valley or the selling securityholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If so indicated in the applicable prospectus supplement, Valley or a selling securityholder will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from Valley or a selling securityholder at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

•	the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject, and

•	if the offered securities are also being sold to underwriters, Valley or a selling securityholder will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for Valley or a selling securityholder. Any remarketing firm will be identified and the terms of its agreement, if any, with Valley or a selling securityholder and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we or the selling securityholder may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we or the selling securityholder grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with Valley or a selling securityholder, to indemnification by Valley or a selling securityholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, Valley or the selling securityholder in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

The validity of the securities of Valley offered hereby will be passed upon for Valley by Day Pitney LLP, New York, New York.

EXPERTS

The consolidated financial statements of Valley appearing in Valley's Annual Report (Form 10-K) for the year ended December 31, 2007 and the effectiveness of Valley’s internal control over financial reporting as of December 31, 2007, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus.  This prospectus summarizes material provisions of contracts and other documents that we refer you to.  For further information on Valley and the securities, you should refer to our registration statement and its exhibits, as well as prospectus supplements and certain Current Reports on Form 8-K that we may file regarding the sale of certain securities covered by this registration statement.  As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus.  Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents.  We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

We also file reports, proxy statements and other information with the SEC.  Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file by visiting the SEC’s public reference room in Washington, D.C.  The SEC’s address in Washington, D.C. is 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.  You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we file with them, which means:

•	incorporated documents are considered part of the prospectus;

•	we can disclose important information to you by referring you to those documents; and

•
information that we file with the SEC will automatically update and supersede this prospectus and earlier information incorporated by reference.  In the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents that we have filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2007;

•	Quarterly Reports filed on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008, and September 30, 2008;

•
Current Reports filed on Form 8-K dated January 28, 2008, March 7, 2008, March 20, 2008, May 15, 2008, July 1, 2008 (two), September 4, 2008, October 27, 2008, November 17, 2008, November 20, 2008, December 10, 2008, and February 26, 2009;

•	The definitive proxy statement for our 2008 annual meeting of shareholders; and

•	The description of the common stock which is contained in Valley’s Registration Statement on Form 8-A including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus (other than, in each case, documents or information deemed to have been furnished, and not filed in accordance with the SEC rules) until this offering is completed:

•	reports filed under Sections 13(a) and (c) of the Exchange Act;

•	any document filed under Section 14 of the Exchange Act; and

•	any reports filed under Section 15(d) of the Exchange Act.

You should rely only on information contained or incorporated by reference in this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only.  Our business, financial condition and results of operation may have changed since that date.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write our Shareholder Relations Department, as follows:

Valley National Bancorp
1455 Valley Road
Wayne, New Jersey 07470
Attention:  Dianne M. Grenz
Telephone:  973-305-3380

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the approximate expenses payable by Valley in connection with the sale of the securities being registered:

Registration Statement filing fee	$(1)(2)

Printing expenses	$(2)

Legal fees and expenses	$(2)

Accounting fees and expenses	$(2)

Miscellaneous	$(2)

Total	$(2)

(1) Under Rules 456(b) and 457(r) under the Securities Act, the registration fee will be paid at the time of any particular offering of securities under this registration statement.

(2) The amount of these fees and expenses is not currently determinable.

Item 15.  Indemnification of Directors and Officers

Indemnification.  Article VI of the certificate of incorporation of Valley National Bancorp provides that the corporation shall indemnify its present and former officers, directors, employees, and agents and persons serving at its request against expenses, including attorney’s fees, judgments, fines or amounts paid in settlement, incurred in connection with any pending or threatened civil or criminal proceeding to the full extent permitted by the New Jersey Business Corporation Act.  The Article also provides that such indemnification shall not exclude any other rights to indemnification to which a person may otherwise be entitled, and authorizes the corporation to purchase insurance on behalf of any of the persons enumerated against any liability whether or not the corporation would have the power to indemnify him under the provisions of Article VI.

The New Jersey Business Corporation Act empowers a corporation to indemnify a corporate agent against his expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful.  For purposes of the Act, the term “corporate agent” includes any present or former director, officer, employee or agent of the corporation, and a person serving as a “corporate agent” at the request of the corporation for any other enterprise.

With respect to any derivative action, the corporation is empowered to indemnify a corporate agent against his expenses (but not his liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.  However, only the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable for negligence or misconduct.

The corporation may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the board of directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or (iii) by the shareholders.

A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding.  If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him the requested indemnification.  In advance of the final disposition of a proceeding, the corporation may pay an agent’s expenses if the agent agrees to repay the expenses unless it is ultimately determined he is entitled to indemnification.

Exculpation.  Article VIII of the certificate of incorporation of Valley National Bancorp provides:

A director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that this provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such person’s duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit.  If the New Jersey Business Corporation Act is amended after approval by the shareholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director and/or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act as so amended.

Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation or otherwise shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

The New Jersey Business Corporation Act, as it affects exculpation, has not been changed since the adoption of this provision by Valley National Bancorp in 1987.

Item 16.  Exhibits

The following exhibits are filed herewith or incorporated by reference.  The reference numbers correspond to the numbered paragraphs of Item 601 of Regulation S-K.

*1	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation (filed on Corporation’s Form S-3 filed with the SEC on December 19, 2008 and incorporated herein by reference).

3.2	Bylaws (filed as Exhibit 3.1 to the Corporation’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2003 and incorporated herein by reference).

*4.1	Form of Warrant Agreement.

*4.2	Form of Unit Agreement.

*4.3	Form of Preferred Stock Certificate.

*4.4	Form of Warrant Certificate.

*4.5	Form of Unit Certificate.

5	Opinion of Day Pitney LLP regarding the legality of the securities being registered.

12	Computation of Ratios of Earnings to Fixed Charges.

23.1	Consent of Ernst &Young LLP.

23.2	Consent of Day Pitney LLP (included as part of Exhibit 5).

24	Power of Attorney (included on signature page).
__________________________________________

*	To be filed, if necessary, by amendment or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

Item 17. Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offerinig thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Wayne, State of New Jersey, on the 27th day of February, 2009.

VALLEY NATIONAL BANCORP

By:	/s/ Gerald H. Lipkin
Gerald H. Lipkin
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gerald H. Lipkin, Alan D. Eskow and Mitchell L. Crandell as attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement and any registration statements filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerald H. Lipkin	Chairman, President and	February 27, 2009
Gerald H. Lipkin	Chief Executive Officer and Director

/s/ Alan D. Eskow	Executive Vice President and	February 27, 2009
Alan D. Eskow	Chief Financial Officer
(Principal Financial Officer)

/s/ Mitchell L. Crandell	Senior Vice President and Controller	February 27, 2009
Mitchell L. Crandell	(Principal Accounting Officer)

/s/ Andrew B. Abramson	Director	February 27, 2009
Andrew B. Abramson

/s/ Pamela Bronander	Director	February 27, 2009
Pamela Bronander

/s/ Eric P. Edelstein	Director	February 27, 2009
Eric P. Edelstein

/s/ Mary J. Steele Guilfoile	Director	February 27, 2009
Mary J. Steele Guilfoile

/s/ H. Dale Hemmerdinger	Director	February 27, 2009
H. Dale Hemmerdinger

/s/ Graham O. Jones	Director	February 27, 2009
Graham O. Jones

/s/ Walter H. Jones, III	Director	February 27, 2009
Walter H. Jones, III

/s/ Gerald Korde	Director	February 27, 2009
Gerald Korde

/s/ Michael L. LaRusso	Director	February 27, 2009
Michael L. LaRusso

/s/ Marc J. Lenner	Director	February 27, 2009
Marc J. Lenner

/s/ Robinson Markel	Director	February 27, 2009
Robinson Markel

/s/ Richard S. Miller	Director	February 27, 2009
Richard S. Miller

/s/ Barnett Rukin	Director	February 27, 2009
Barnett Rukin

/s/ Suresh L. Sani	Director	February 27, 2009
Suresh L. Sani

/s/ Robert C. Soldoveri	Director	February 27, 2009
Robert C. Soldoveri

INDEX TO EXHIBITS
*1	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation (filed on Corporation’s Form S-3 filed with the SEC on December 19, 2008 and incorporated herein by reference).

3.2	Bylaws (filed as Exhibit 3.1 to the Corporation’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2003 and incorporated herein by reference).

*4.1	Form of Warrant Agreement.

*4.2	Form of Unit Agreement.

*4.3	Form of Preferred Stock Certificate.

*4.4	Form of Warrant Certificate.

*4.5	Form of Unit Certificate.

5	Opinion of Day Pitney LLP regarding the legality of the securities being registered.

12	Computation of Ratios of Earnings to Fixed Charges.

23.1	Consent of Ernst &Young LLP.

23.2	Consent of Day Pitney LLP (included as part of Exhibit 5).

24	Power of Attorney (included on signature page).
__________________________________________

*	To be filed, if necessary, by amendment or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.